                                  EXHIBIT 99.1

For Further Information:
CELL ROBOTICS INTERNATIONAL, INC.                    TICKER SYMBOL: OTC BB: CRII
Albuquerque, NM, USA 87107
(800) 846-0590
e-mail: investor-info@cellrobotics.com

--------------------------------------------------------------------------------
       CELL ROBOTICS REPORTS RECORD FOURTH QUARTER REVENUES, ANNUAL SALES
          REVENUE INCREASES, POSITIVE NET WORTH AND FACILITY EXPANSION
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE:
----------------------
ALBUQUERQUE, NM APRIL 3, 2003/PRNEWSWIREFIRSTCALL - CELL ROBOTICS INTERNATIONAL, INC. (OTC BULLETIN BOARD: CRII), announced financial results for the fourth quarter and year ended December 31, 2002.

The Company reported increases in revenues from product sales for both the year and the 4th quarter ended December 31, 2002, over the same periods in 2001. The Company's 4th quarter product sales revenue of $608,029 represents a record for the Company. Gary Oppedahl, President and Chief Executive Officer of the Company, commented, "I am very encouraged by the performance of our Company in the second half of 2002, and especially pleased that we were able to generate record sales in the fourth quarter demonstrating very positive momentum and disciplined execution. As a result, we recently completed a 50% expansion of our facilities to accommodate the expected growth of the Company. Although we still have a lot of work to do, I am confident that we are moving in the right direction."

The record 4th quarter 2002 product sales of $608,029 represent an increase of 34%, or $154,035 compared to 4th quarter product sales in 2001 of $453,994. The Company's product sales for the all of 2002, of $1,584,359, represent an increase of $122,912, or 8%, compared to 2001 product sales of $1,461,447.

The Company's annual operations also showed a positive trend from 2001 to 2002. The Company's loss from operations was $2,364,301 in 2002. This amount was an improvement of $292,978 from the 2001 operating loss of $2,657,279. The company also achieved a positive net worth at the end of 2002. As of December 31, 2002 the Company's stockholders' equity was positive at $789,891 compared with a deficit of $829,677 as of December 31, 2001.

ABOUT CELL ROBOTICS

Cell Robotics International, Inc. is a medical products company striving to enhance health-care provider safety and patient quality-of-life through technology. Cell Robotics develops, sells, and markets technologically unique devices that respond to the rapidly increasing market demand for products that offer more effective, safer, and less painful solutions than conventional procedures. Detailed information about the Cell Robotics laser-assisted microscopy Workstation and the Lasette(R) as well as media quality photographs can be obtained at http://www.cellrobotics.com.


Cell Robotics International, Inc. offers an FDA-cleared alternative to the steel lancet or needle, for obtaining a blood sample. The needleless Lasette has been priced to be economically advantageous when compared to "safety lancets" and is an ideal device to protect health-care workers from accidental needle-stick accidents and to help health-care facilities comply with the Federal "Needlestick Safety and Prevention Act" signed into law on November 6, 2000. This legislation mandates healthcare facilities employ measures to reduce or eliminate accidental needlesticks. The Lasette makes it impossible for a health-care work to contact HIV, Hepatitis B, or Hepatitis C as a result of a needlestick accident when obtaining a capillary blood sample. Also, the Lasette enables diabetics to sample their blood, in a nearly painless manner, as the first step in testing glucose levels.

The Company also produces and sells the UltraLight Skin Refreshener and the Cell Robotics Premier Workstation products. The UltraLight can be used in several medical applications. This Erbium:YAG Laser takes advantage of Cell Robotics' small compact laser cavity design to produce an affordable aesthetic medical laser that can be used by family physicians, dermatologists and plastic surgeons to rejuvenate and revitalize the skin. The Workstation product includes the well-known optical trapping laser, the LaserTweezers(R), but now offers a choice of three available cutting lasers, or LaserScissors modules. A powerful imaging software package included with the products provides state-of-the-art image analysis and data management capabilities. Additional imaging upgrades are available to include convolutions and automated pattern recognition. The power of the LaserScissors module allows researchers to easily dissect fixed tissue sections, in addition to live cells, useful for molecular analysis of archived tissues. The Cell Robotics Premier Workstation is designed for investigators in both basic and applied research working in such areas as functional genomics or proteomics.



AS A CAUTIONARY NOTE TO INVESTORS, CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE MAY BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH MATTERS INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING THE
FOLLOWING: CHANGES IN ECONOMIC CONDITIONS; RISKS ASSOCIATED WITH THE DEVELOPMENT OF NEW PRODUCTS AND MARKETS; GENERAL COMPETITIVE FACTORS; THE COMPANY'S ABILITY TO EXECUTE ITS SERVICE AND PRODUCT SALES PLANS; THE IMPACT OF CURRENT AND FUTURE LAWS AND GOVERNMENT REGULATION, AS WELL AS REPEAL OR MODIFICATION OF SAME, AFFECTING THE MEDICAL DEVICE INDUSTRY AND OUR OPERATIONS IN PARTICULAR; ADEQUACY OF OUR FINANCIAL RESOURCES; OBTAINING AND MAINTAINING REGULATORY APPROVAL; THE ABILITY TO RETAIN KEY PERSONNEL AND THE RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.


THIS PRESS RELEASE INCLUDES CERTAIN STATEMENTS THAT MAY BE DEEMED TO BE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES ACT OF 1934 AS AMENDED. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN THIS PRESS RELEASE THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS, BELIEVES OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE ARE FORWARD LOOKING STATEMENTS. FOR ALL THESE REASONS, ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

( -financial tables follow- )


                           CELL ROBOTICS INTERNATIONAL, INC.
                                     AND SUBSIDIARY
                              CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 2002 AND 2001

                                                             2002             2001
                                                         -------------   -------------
ASSETS
------
Current assets:
     Cash and cash equivalents                           $    299,083    $      5,633
     Accounts receivable, net of allowance for
         doubtful accounts of $4,991 in 2002 and
         $4,991 in 2001                                       500,636         287,482
     Other receivables                                        260,000
     Inventory                                                539,284         911,421
     Other current assets                                      48,246          49,009
                                                         -------------   -------------
         Total current assets                               1,647,249       1,253,545
Property and equipment, net                                   274,589         386,914
Other assets, net                                              60,782          19,279
                                                         -------------   -------------
         Total assets                                    $  1,982,620    $  1,659,738
                                                         =============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------
Current liabilities:
     Accounts payable                                    $    619,679    $    579,021
     Notes payable - related parties                          180,402       1,608,989
     Payroll related liabilities                              169,123         145,952
     Royalties payable                                        152,400         110,846
     Other current liabilities                                 71,125          44,607
                                                         -------------   -------------
              Total current liabilities                     1,192,729       2,489,415

Commitments and contingencies

Stockholders' equity (deficit):
     Preferred stock, $.04 par value. Authorized
         2,500,000 shares, zero shares
         issued and outstanding at December 31, 2001
         and 2000                                                  --              --
     Common stock, $.004 par value. Authorized
         50,000,000 shares, 18,406,025 and 9,956,137
         shares issued and outstanding at December 31,
         2002 and 2001, respectively                           73,624          39,825
     Additional paid-in capital                            29,816,590      25,223,575
     Accumulated deficit                                  (29,100,323)    (26,093,077)
                                                         -------------   -------------
              Total stockholders' equity (deficit)            789,891        (829,677)
                                                         -------------   -------------


         Total liabilities and stockholders' equity      $  1,982,620    $  1,659,738
                                                         =============   =============

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                       2002            2001
                                                   -------------   -------------

Product sales                                      $  1,584,359    $  1,461,447
SBIR research and development grants                         --         137,597
                                                   -------------   -------------
         Total revenues                               1,584,359       1,599,044
                                                   -------------   -------------

Product cost of goods sold                            1,340,440       1,360,646
SBIR direct expenses                                         --         137,597
                                                   -------------   -------------
         Total cost of goods sold                     1,340,440       1,498,243
                                                   -------------   -------------

         Gross profit                                   243,919         100,801
                                                   -------------   -------------
Operating expenses:
     General and administrative                       1,153,683         936,000
     Marketing & sales                                  945,701       1,211,726
     Research and development                           508,836         610,354
                                                   -------------   -------------
         Total operating expenses                     2,608,220       2,758,080
                                                   -------------   -------------
         Loss from operations                        (2,364,301)     (2,657,279)
                                                   -------------   -------------
Other income (expense):
     Interest income                                         17          11,979
     Interest expense                                  (153,643)       (125,489)
     Other, net                                          57,358          46,945
     Loss on extinguishment of debt                    (546,677)             --
                                                   -------------   -------------
         Total other expense                           (642,945)        (66,565)
                                                   -------------   -------------
Net loss                                           $ (3,007,246)   $ (2,723,844)
                                                   =============   =============
Weighted average common shares
     outstanding, basic and diluted                  11,826,692       9,984,989
                                                   =============   =============
Net loss per common share, basic and diluted       $      (0.25)   $      (0.27)
                                                   =============   =============